                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 20, 1999
                Date of Report (Date of earliest event reported)




                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      333-49821               38-3323099
 (State or other jurisdiction          (Commission             (IRS Employer
       of incorporation)                File Number)         Identification No.)




                    275 REX BOULEVARD AUBURN HILLS, MICHIGAN
                    (Address of principal executive offices)

                                      48326
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)

ITEM 2.ACQUISITION OR DISPOSITION OF ASSETS

       Effective September 17, 1999, we acquired 100% of the outstanding common stock of Chelsea Computer Consultants, Inc. ("Chelsea") from Staff Builders, Inc. for about $20 million in cash. The acquisition was financed with borrowings under our credit facility. Chelsea is a leading provider of information technology professionals in the areas of application development, networking, database design, enterprise and data modeling and hardware engineering. Chelsea is headquartered in New York, New York and provides consulting and technical staff augmentation services to customers in the financial services, communications and manufacturing industries throughout North America.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS

(a)         Financial Statements:

              Chelsea Computer Consultants, Inc. audited financial statements as of and for the year ended June 30, 1998.......................4

              Chelsea Computer Consultants, Inc. unaudited financial statements as of and for the year ended June 30, 1999......................14

(b)         Pro Forma Consolidated Financial Data:

            MSX International, Inc. pro forma financial data..................19

(c)         Exhibits:

            Purchase Agreement............................................ ...27

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:  October 26, 1999


MSX INTERNATIONAL, INC.


By:   /s/Frederick K. Minturn
      ----------------------------
      Frederick K. Minturn
      Executive Vice President, Chief Financial Officer

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
                                                                   PAGE

INDEPENDENT AUDITORS' REPORT                                         5

FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 1998:

   Consolidated Balance Sheet                                        6

   Consolidated Statement of Income                                  7

   Consolidated Statement of Shareholders' Equity                    8

   Consolidated Statement of Cash Flows                              9

   Notes to Consolidated Financial Statements                    10-13

INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Chelsea Computer Consultants, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Chelsea Computer Consultants, Inc. and Subsidiary (the "Company") as of June 30, 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1998, and the results of its operations and it cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/Deloitte & Touche LLP

Jericho, New York
October 8, 1998

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
JUNE 30, 1998
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                         $ 1,016,214
  Account receivable, net                                             4,304,200
  Notes receivable                                                      668,074
  Deferred income taxes                                                   5,800
  Other current assets                                                  133,733
                                                                    -----------

          Total current assets                                        6,128,021

OFFICE FURNITURE AND EQUIPMENT - Net                                     62,422

NOTES RECEIVABLE                                                        273,208

OTHER ASSETS                                                             36,878
                                                                    -----------
TOTAL ASSETS                                                        $ 6,500,529
                                                                    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                             $ 1,500,833
  Loan payable                                                        1,206,081
  Current taxes payable                                                 570,834
  Notes payable to shareholder                                          694,707
                                                                    -----------

           Total current liabilities                                  3,972,455
                                                                    -----------
DEFERRED INCOME TAXES                                                   344,900
                                                                    -----------
NOTES PAYABLE TO SHAREHOLDER - Excluding current portion                214,919
                                                                    -----------

SHAREHOLDERS' EQUITY:
  Common shares, no par value; 919 shares authorized and
     outstanding                                                             -
  Additional paid-in capital                                          2,020,329
  Due from shareholder                                                  (68,477)
  Retained earnings                                                     746,403
  Less cost of treasury stock (81 shares)                              (730,000)
                                                                    -----------

          Total shareholders' equity                                  1,968,255
                                                                    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 6,500,529
                                                                    ===========

See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED JUNE 30, 1998
--------------------------------------------------------------------------------



REVENUES                                                            $22,668,001

COSTS OF REVENUES                                                    17,669,901
                                                                    -----------

GROSS PROFIT                                                          4,998,100

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                                            2,788,080
                                                                    -----------

INCOME FROM OPERATIONS                                                2,210,020

INTEREST EXPENSE - Net                                                  325,501
                                                                    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                              1,884,519

PROVISION FOR INCOME TAXES                                              838,400
                                                                    -----------

NET INCOME                                                          $ 1,046,119
                                                                    ===========

See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
YEAR ENDED JUNE 30, 1998
--------------------------------------------------------------------------------

                                                                                          RETAINED
                                                             ADDITIONAL                  EARNINGS/                      TOTAL
                                      NUMBER OF   COMMON      PAID-IN      DUE FROM     (ACCUMULATED    TREASURY    SHAREHOLDERS'
                                       SHARES     SHARES      CAPITAL     SHAREHOLDER     DEFICIT)        STOCK         EQUITY


BALANCES, JULY 1, 1997                 1,000       $ -      $2,020,329    $(73,477)     $ (299,716)   $  -          $ 1,647,136

  Purchase of common stock               (81)        -            -           -               -        (730,000)       (730,000)

  Repayment of loan from shareholder       -         -            -          5,000            -          -                5,000

  Net income                               -         -            -           -          1,046,119       -            1,046,119
                                       -----       ----     ----------    --------      ----------    ---------     -----------

BALANCES, JUNE 30, 1998                  919       $ -      $2,020,329    $(68,477)     $  746,403    $(730,000)    $ 1,968,255
                                       =====       ====     ==========    ========      ==========    =========     ===========


See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED JUNE 30, 1998
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                        $ 1,046,119
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                         41,051
    Amortization of notes receivable                                    778,072
    Provision for doubtful accounts                                      13,000
    Benefit for deferred income taxes                                   250,100
    Changes in assets and liabilities:
      Accounts receivable                                            (1,691,587)
      Notes receivable                                               (1,124,347)
      Other current assets                                              (57,577)
      Other assets                                                      (10,495)
      Accounts payable and accrued expenses                             217,293
      Current taxes payable                                             570,834
                                                                    -----------

           Net cash provided by operating activities                     32,463
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Additions to property and equipment                                   (17,618)
                                                                    -----------
           Net cash used in investing activities                        (17,618)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from loan                                                188,436
  Net borrowings on shareholder loans                                   909,626
  Purchase of treasury stock                                           (730,000)
  Receivable from shareholder                                             5,000
                                                                    -----------

           Net cash provided by financing activities                    373,062
                                                                    -----------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                           387,907

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          628,307
                                                                    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                            $ 1,016,214
                                                                    ===========

SUPPLEMENTAL DISCLOSURES:
  Interest paid                                                     $   296,047
                                                                    ===========

  Income taxes paid                                                 $    18,044
                                                                    ===========

See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JUNE 30, 1998
--------------------------------------------------------------------------------

1.    NATURE OF BUSINESS

       Chelsea Computer Consultants, Inc. ("Chelsea") provides information technology ("IT") staffing and outsourcing services to customers primarily in the financial services, communications, and manufacturing industries, as well as to other consulting intermediaries that outsource IT professionals. While contracts with customers are terminable by the customer without penalty, the Company has a history of repeat business from its customer base.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      a. Principles of Consolidation - The accompanying consolidated financial statements include the accounts of Chelsea Computer Consultants, Inc. and its wholly-owned subsidiary, Millennium Computer System, Inc. ("Millennium") (collectively referred to as the "Company" or "Companies"). Chelsea was incorporated in May 1993 and Millennium in October 1996. In connection with the exercise of the options described in Note 5, the then majority shareholders of the Companies contributed their shares of Millennium to Chelsea. All significant intercompany balances and transactions have been eliminated.

      b. Revenue Recognition - The Company recognizes revenues from time and material contracts as services are rendered and costs are incurred.

      c. Cash and Cash Equivalents - For the purpose of reporting cash and cash equivalents, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

      d. Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities in the financial statements. Actual results could differ from those estimates.

      e. Office Furniture and Equipment - Office furniture and equipment is stated at cost and depreciated over the estimated useful lives of the assets, using either the straight-line method or an accelerated method. The estimated useful lives of the related assets are generally five to seven years.

      f. Income Taxes - The Company filed income tax returns pursuant to the cash method of accounting through June 30, 1997; however, the Company changed to the accrual method commencing July 1, 1997 since it has exceeded the $5 million three-year average gross receipts test during the current fiscal year. The Company has accounted for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      g. Recruitment and Relocation Expenses - The Company generally enters into two-year employment agreements and promissory notes receivable with its employees. As part of these agreements, the Company incurs considerable expenses to relocate the employees to the United States, including but not limited to airfare, room and board, attorneys' fees, and a $3,000 relocation payment. The employees agree that if employment terminates within this contract period, reimbursement will be made to the Company for all relocation expenses. Recruitment and relocation expenses in excess of amounts covered by the employment agreements are expensed as incurred.

            The related notes receivable from the employees are classified as current or long term based on their expected maturity dates. Since the majority of employees remain with the Company for at least the two-year employment period, the Company amortizes the related notes receivable over a two-year period. The amount amortized is shown as a direct offset to the related notes in the accompanying financial statements.

            If an employee leaves before the completion of the two-year period, the excess of the note balance over the accrued relocation expense described above is immediately charged to relocation expense. Recoveries from employees are recorded as a reduction of relocation expense upon receipt.

3.    LOAN PAYABLE

       From 1995 to 1997, the Company had a financing arrangement which provided for borrowings on lines of credit that were based on a formula of up to 80% of the Company's eligible outstanding accounts receivable; not to exceed a maximum line of credit of $2 million. The financing agreement bore interest at the prevailing prime lending rate plus 3.5 % and included an annual facility fee of $10,000.

       Effective January 1, 1998, the Company renewed its financing arrangement. The revised financing arrangement, which expires on March 31, 2000 and is subject to annual renewal, provides for lines of credit up to 90% of the Company's eligible accounts receivable; not to exceed a maximum line of credit of $6 million. The financing agreement bears interest at the prevailing prime lending rate plus 2 percent. Such arrangement also includes an annual facility fee of $30,000.

       Such loans are collateralized by a security interest in the Company's accounts receivable.

4.    RELATED PARTY TRANSACTIONS

       In January 1998, the Company borrowed $500,000 from the Chief Executive Officer. This demand note bears interest at 15% with payments of interest only beginning February 15, 1998, in equal monthly amounts of $6,250. In August 1997, the Company borrowed $500,000 through a six-month unsecured loan from the Chief Executive Officer. In November 1997, the Company borrowed $500,000 from the Chief Operating Officer, the proceeds from which were used to repay the amount borrowed in August. This loan bears interest at 10% and is payable in ten quarterly installments of $57,129 beginning February 15, 1998.

       The amount due from shareholder of $68,477 at June 30, 1998 relates to an overpayment of interest on a loan from a shareholder. There are no repayment terms or interest rates which have been established.

5.    COMMON STOCK TRANSACTIONS AND NON-RECURRING COSTS

       In October 1997, the Company repurchased 81 shares of outstanding common stock for $730,000 from a former owner. In September 1996, Chelsea sold 19% of its common stock to Staff Builders, Inc. ("SBI") for $2 million and granted SBI an option for an additional approximately 61% of the Company's outstanding common stock. In October 1997, SBI exercised its option and purchased the remaining approximately 61% of Chelsea's stock from the selling shareholders for total cash consideration of $12.4 million.

       As a result of these transactions, Chelsea became an approximately 80% owned subsidiary of SBI. For income tax reporting purposes, Chelsea became a member of the SBI consolidated federal income tax return since over 80% of its stock was owned by SBI. As a result of the acquisition, Chelsea is now a member of the MSXI consolidated federal income tax return. Chelsea has and will continue to file separate state and local income tax returns.

       During fiscal 1998, the Company incurred $193,793 of non-recurring costs related to a terminated effort to issue public securities. These cost are included in selling, general administrative expenses.

6.     RENTAL COMMITMENTS

       The Company leases office space under various non-cancelable operating leases. Approximate minimum annual rental commitments for the remaining terms of the Company's non-cancelable operating leases are as follows:

                      YEAR ENDING
                       JUNE 30,                      AMOUNT
                        1999                       $252,899
                        2000                        193,112
                        2001                         57,425
                        2002                          6,568
                        2003                          1,004
                                                   --------
                        Total                      $511,008
                                                   ========

       Aggregate rental expense for fiscal 1998 was $133,148.

7.     ACCOUNTS RECEIVABLE

       Substantially all of the Company's revenues (and the resulting accounts receivable) are from large companies or major systems integrators. Although the Company does not currently foresee a credit risk associated with these receivables, credit risk is affected by conditions of occurrences within the economy and the specific industries in which the Company's customers operate.

       Accounts receivable is pledged as collateral pursuant to a financing agreement (see Note 3).

       The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts was approximately $73,000 as of June 30, 1998. Although the Company does not anticipate the loss of any significant customer or engagement, any such loss could have a material adverse effect on the Company's operating results and financial condition.

8.    INCOME TAXES

      The income tax provision for the year ended June 30, 1998 consists of the following:

                        Current:
                         Due to parent for federal portion                               $ 477,500
                         State                                                             110,800
                        Deferred                                                           250,100
                                                                                         ---------
                        Total                                                            $ 838,400
                                                                                         =========


        The deferred tax assets (liabilities) at June 30, 1998 are comprised of the following:

                        Current:
                         Cash to accrual conversion                                      $ (71,100)
                         Allowance for bad debts                                            10,600
                         Nondeductible accruals                                             66,300
                                                                                         ---------

                             Total current                                                   5,800
                                                                                         ---------
                        Non-current:
                         Cash to accrual conversion                                       (344,900)
                                                                                         ---------
                             Total non-current                                            (344,900)
                                                                                         ---------
                        Total                                                            $(339,100)
                                                                                         =========

      Since the Company has a tax-sharing agreement with SBI, all federal and a portion of the state and local taxes have been paid by SBI.

      The following is a reconciliation of the effective income tax rate to the federal statutory rate for the year ended June 30, 1998:

                        Federal statutory rate                                                34.0%

                        State and local taxes, net of federal tax benefit                     10.4

                        Nondeductible meals and entertainment                                  0.1
                                                                                              ----
                        Effective rate                                                        44.5%
                                                                                              ====

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 1999 (UNAUDITED):

  Consolidated Balance Sheet                                                  15

  Consolidated Statement of Income                                            16

  Consolidated Statement of Cash Flows                                        17

  Notes to Consolidated Financial Statements                                  18

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET (UNAUDITED)
JUNE 30, 1999
-------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                     $ 1,551,767
  Account receivable, net                                         5,354,793
  Notes receivable                                                  385,478
  Other current assets                                              227,075
                                                                -----------

          Total current assets                                    7,519,113

OFFICE FURNITURE AND EQUIPMENT - Net                                 48,956

NOTES RECEIVABLE                                                     82,028

DEFERRED INCOME TAXES                                                 7,747

OTHER ASSETS                                                         52,325
                                                                -----------
TOTAL ASSETS                                                    $ 7,710,169
                                                                ===========


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                         $ 1,864,578
  Loan payable                                                    1,426,438
  Current taxes payable                                           1,118,970
  Deferred income taxes                                              64,797
                                                                -----------

           Total current liabilities                              4,474,783
                                                                -----------
SHAREHOLDERS' EQUITY:
  Common shares, no par value; 919 shares authorized and
     outstanding                                                         --
  Additional paid-in capital                                      2,020,329
  Due from shareholder                                              (73,477)
  Retained earnings                                               2,018,534
  Less cost of treasury stock (81 shares)                          (730,000)
                                                                -----------

          Total shareholders' equity                              3,235,386
                                                                -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 7,710,169
                                                                ===========


See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME  (UNAUDITED)
YEAR ENDED JUNE 30, 1999
-------------------------------------------------------------------------------


REVENUES                                            $33,475,517

COSTS OF REVENUES                                    27,853,738
                                                    -----------

GROSS PROFIT                                          5,621,779

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                            3,059,505
                                                    -----------

INCOME FROM OPERATIONS                                2,562,274

INTEREST EXPENSE - Net                                  291,577
                                                    -----------

INCOME BEFORE PROVISION FOR INCOME TAXES              2,270,697

PROVISION FOR INCOME TAXES                              998,566
                                                    -----------

NET INCOME                                          $ 1,272,131
                                                    ===========

See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
YEAR ENDED JUNE 30, 1999
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $ 1,272,131
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                      35,194
    Amortization of notes receivable                               1,082,841
    Deferred income taxes                                           (282,050)
    Changes in assets and liabilities:
      Accounts receivable                                         (1,050,593)
      Notes receivable                                              (609,066)
      Other current assets                                           (93,342)
      Other assets                                                   (15,447)
      Accounts payable and accrued expenses                          363,745
      Current taxes payable                                          548,136
                                                                 -----------

           Net cash provided by operating activities               1,251,549
                                                                 -----------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Additions to property and equipment                                (21,728)
                                                                 -----------
           Net cash used in investing activities                     (21,728)
                                                                 -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from loan                                             220,358
  Net repayments of shareholder loans                               (909,626)
  Receivable from shareholder                                         (5,000)
                                                                 -----------

           Net cash used in financing activities                    (694,268)
                                                                 -----------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS                                                        535,553

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     1,016,214
                                                                 -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                         $ 1,551,767
                                                                 ===========


See notes to consolidated financial statements.

CHELSEA COMPUTER CONSULTANTS, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
YEAR ENEDED JUNE 30, 1999
--------------------------------------------------------------------------------


1.    ORGANIZATION AND BASIS OF PRESENTATION

      Chelsea Computer Consultants, Inc. ("Chelsea") provides information technology ("IT") staffing and outsourcing services to customers primarily in the financial services, communications, and manufacturing industries, as well as to other consulting intermediaries that outsource IT professionals. While contracts with customers are terminable by the customer without penalty, the Company has a history of repeat business from its customer base.

2.    BASIS OF PRESENTATION

      The accompanying consolidated financial statements include the accounts of Chelsea and its wholly-owned subsidiary, Millennium Computer System, Inc. ("Millennium") (collectively referred to as the "Company"). Chelsea was incorporated in May 1993 and Millennium in October 1996. All significant intercompany balances and transactions have been eliminated. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, consisting of only normal recurring items, which are necessary for a fair presentation.

3.    NON-RECURRING COSTS

       The Company incurred certain costs totaling about $320,000, before taxes, during the year ended June 30, 1999 which it considers nonrecurring in nature. Such costs include a $264,000 charge to cost of sales related to the termination of 70 consultants and a $56,000 charge to selling, general and administrative expenses related to a terminated effort to issue public securities.

4.    ELATED PARTY TRANSACTION

      The amount due from shareholder of $73,477 at June 30, 1998 relates to an overpayment of interest on a loan from a shareholder. There were no repayment terms or interest rates established for the overpayment which was subsequently settled in September 1999.

                            PRO FORMA FINANCIAL DATA

    The following unaudited pro forma financial data have been derived from the audited historical consolidated financial statements as of and for the fiscal year ended January 3, 1999 for MSXI, from the audited historical financial statements for the ten months ended October 31, 1998 for Lexstra International, Inc. and for Lexus Temporaries, Inc., from the audited historical financial statements for the fiscal year ended December 26, 1998 for MegaTech Engineering, Inc., from the unaudited historical financial statements for the seven months ended July 26, 1998 for Gold Arrow Contract Services, Ltd., from the unaudited historical financial statements for the year ended December 31, 1998 for Pilot Computer Services, Inc., from the unaudited historical financial statements for the year ended December 31, 1998 of Rice Cohen International, Inc., from the unaudited historical financial statements for the year ended December 31, 1998 of Management Resources International, Inc. and from the unaudited historical consolidated financial statements as of and for the twelve months ended December 31, 1998 for Chelsea Computer Consultants, Inc.

    The unaudited pro forma financial data do not purport to represent what our results of operations or financial position would actually have been had these transactions occurred at these times. This data also does not purport to project our results of operations or financial position for or at any future period or date. The unaudited pro forma financial data should be read in conjunction with the related historical financial statements and notes thereto.

    The unaudited pro forma consolidated balance sheet data give effect to the acquisition of Chelsea Computer Consultants, Inc. effective September 17, 1999 (the "Chelsea Acquisition"). The pro forma balance sheet data have been prepared as if the Chelsea Acquisition took place as of July 4, 1999.

    The results of operations of acquired companies are included in our consolidated results of operations from the date of acquisition forward. The unaudited pro forma consolidated income statement data have been prepared as if the acquisitions and our $30 million offering of senior subordinated debt in May 1999 had occurred at the beginning of the earliest pro forma period presented. The unaudited pro forma consolidated income statement data give effect to:

  - the Chelsea Acquisition effective September 17, 1999;
  - the acquisition of Management Resources International, Inc. effective June 21, 1999 (the "Management Resources Acquisition");
  - the acquisition of Rice Cohen International, Inc. effective April 5, 1999 (the "Rice Cohen Acquisition");
  - the acquisition of MegaTech Engineering, Inc. effective December 26, 1998 (the "Megatech Acquisition");
  - the acquisition of Pilot Computer Services, Inc. effective December 18, 1998 (the "Pilot Acquisition");
  - the acquisition of Lexstra International, Inc. and Lexus Temporaries, Inc. effective October 31, 1998 (the "Lexus and Lexstra Acquisition);
  - the acquisition of Gold Arrow Contract Services, Ltd.
    effective July 26, 1998 (the "Gold Arrow Acquisition"); and
  - the $30 million offering of senior subordinated debt in May 1999.

              PRO FORMA CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                               AS OF JULY 4, 1999




                                                                 MSXI              Chelsea         Adjustments       Pro Forma
                                                           ------------------   ---------------   ----------------  -----------

ASSETS                                                                         (dollars in thousands)
Current assets:
   Cash and cash equivalents                                      $   3,732    $   1,552                             $   5,284
   Receivables, net                                                 227,483        5,355                               232,838
   Inventory                                                          1,703           --                                 1,703
   Prepaid expenses and other assets                                  9,047          612                                 9,659
   Deferred income taxes, net                                           869           --                                   869
                                                                  ---------    ---------                             ---------
       Total current assets                                         242,834        7,519                               250,353

Property and equipment, net                                          35,394           49                                35,443
Buildings held for sale                                              15,000           --                                15,000
Goodwill, net of accumulated amortization                            75,095           --               $ 16,665 (a)     91,760
Other assets                                                         20,899          134                                21,033
Deferred income taxes                                                12,132            8                                12,140
                                                                  ---------    ---------                             ---------
       Total assets                                               $ 401,354    $   7,710                             $ 425,729
                                                                  =========    =========                             =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Notes payable and current portion of long-term debt               $   5,003    $   1,426                             $   6,429
Accounts payable                                                    112,585          443                               113,028
Accrued payroll and benefits                                         25,065        1,422                                26,487
Other accrued liabilities                                            29,189        1,119                                30,308
Deferred income taxes, net                                            1,892           65                                 1,957
                                                                  ---------    ---------                             ---------

       Total current liabilities                                    173,734        4,475                               178,209
Long-term debt                                                      209,544           --                 19,900 (b)    229,444
Long-term deferred compensation liability and other                   4,732           --                                 4,732
                                                                    -------    ---------                             ---------
       Total liabilities                                            388,010        4,475                               412,385
                                                                  ---------    ---------                             ---------

Redeemable Series A Preferred Stock, authorized 500,000 shares;
    issued and outstanding, 360,000 shares                           36,000           --                                36,000
                                                                  ---------    ---------                             ---------
Shareholders' equity (deficit)                                      (22,656)       3,235                 (3,235)(c)    (22,656)
                                                                  ---------    ---------                             ---------

       Total liabilities and shareholders' equity (deficit)       $ 401,354    $   7,710                             $ 425,729
                                                                  =========    =========                             =========

            See notes to pro forma consolidated financial statements

            PRO FORMA CONSOLIDATED INCOME STATEMENT DATA (UNAUDITED)
                        FISCAL YEAR ENDED JANUARY 3, 1999



                                                                                                              PRO FORMA ADJUSTMENTS
                                                                                                              ---------------------

                                                                   LEXUS AND                      OTHER              CHELSEA
                                          MSXI        CHELSEA(1)    LEXSTRA      MEGATECH     ACQUISITIONS         ACQUISITION
                                      ---------------------------------------------------------------------------------------------
                                                                          (dollars in thousands)
INCOME STATEMENT DATA:
Net Sales                              $ 1,081,042     $29,671      $38,777      $ 48,609       $ 24,324



Cost of Sales                              997,014      23,234       30,658        39,937         21,227
                                       -----------     -------      -------      --------       --------



Gross Profit                                84,028       6,437        8,119         8,672          3,097


SG&A                                        57,257       3,162        4,494         6,562          1,995            $  555 (a)





MSBT                                         3,516           -            -           522              -
                                       -----------     -------      -------      --------       --------
Operating income                            23,255       3,275        3,625         1,588          1,102

Interest expense (income), net              17,416         337           94            66            187             1,642 (b)

Equity in net loss of EASi MegaTech
  Engineering LLC                                -           -            -          (280)             -
                                       -----------     -------      -------      --------       --------
Income before income taxes                   5,839       2,938        3,531         1,242            915

Income tax provision                         3,068       1,447            -           667             55              (967)(c)
                                       -----------     -------      -------      --------       --------


Net income                             $     2,771     $ 1,491      $ 3,531      $    575       $    860
                                       ===========     =======      =======      ========       ========


                                                                 PRO FORMA ADJUSTMENTS
                                        ----------------------------------------------------------------------
                                                LEXUS
                                             AND LEXSTRA            MEGATECH            OTHER           DEBT
                                             ACQUISITIONS          ACQUISITION      ACQUISITIONS      OFFERING        PRO FORMA
                                        ----------------------------------------------------------------------------------------
                                                                            (dollars in thousands)
INCOME STATEMENT DATA:
Net Sales                                                          $   7,989 (j)
                                                                     (11,849)(k)                                     $ 1,218,563

Cost of Sales                                                          7,509 (j)      (2,461)(t)

                                                                      (8,444)(k)
                                                                          86 (l)                                       1,108,760
                                                                                                                     -----------
Gross Profit                                                                                                             109,803

SG&A                                          $  (421)(d)                                673 (u)
                                                  420 (e)              1,292 (j)
                                                                      (2,177)(k)
                                                                      (1,748)(m)
                                                                         150 (n)
                                                                        (431)(o)                                          71,783
MSBT                                                                      33 (j)                                           4,071
                                                                                                                     -----------
Operating income                                                                                                          33,949

Interest expense (income), net                    (94)(f)                  8 (k)        (203)(v)     ($2,001) (z)
                                                1,324 (g)                (74)(p)       1,514 (w)       3,413 (aa)
Equity in net loss of EASi MegaTech                                    1,200 (q)                         201 (ab)         25,030
  Engineering LLC                                                        280 (r)                                               -
                                                                                                                     -----------
Income before income taxes                                                                                                 8,919

Income tax provision                             (503)(h)               (245)(k)         256 (x)        (548)(ac)

                                                1,342 (i)               (335)(s)         162 (y)                           4,399
                                                                                                                     -----------
Net income                                                                                                           $     4,520
                                                                                                                     ===========

1) In anticipation of certain incremental business Chelsea began increasing its number of available staff during 1998. The planned incremental business did not materialize and, as a result, the number of unbilled or available consultants was higher than usual during the fourth quarter of 1998 and first quarter of 1999. Chelsea's results of operations for the year ended December 31, 1998 were unfavorably impacted by the cost of these unbilled consultants which is estimated at about $1.2 million. This information is provided to supplement the historical results of operations and should not be considered for pro forma purposes.


            See notes to pro forma consolidated financial statements

                                                                                     PRO FORMA ADJUSTMENTS
                                                                          -------------------------------------------
                                                           RICE COHEN                     RICE COHEN
                                                         AND MANAGEMENT                 AND MANAGEMENT
                                           CHELSEA         RESOURCES         CHELSEA      RESOURCES          DEBT
INCOME STATEMENT               MSXI     ACQUISITION(1)    ACQUISITIONS     ACQUISITION   ACQUISITIONS      OFFERING      PRO FORMA
                             --------  ---------------   --------------    -----------  --------------   ------------   ------------
                                                                        (dollars in thousands)

Net Sales                   $ 681,994       $ 16,512         $  2,900                                                    $   701,406
Cost of Sales                 631,126         14,582            2,208                     $ (183)(d)
                            ---------       --------         --------
                                                                                             (49)(e)                         647,683
                                                                                                                         -----------
Gross Profit                   50,868          1,930              692                                                         53,723

SG&A                           29,364          1,568               --        $ 278  (a)      126 (f)                          31,336
MSBT                            2,566             --               --                                                          2,566
                            ---------       --------         --------                                                    -----------
Operating Income               18,938            362              692                                                         19,821

Interest expense, net           9,706            121               --         821   (b)      279 (g)      $  (761) (j)
                            ---------       --------         --------
                                                                                                            1,166  (k)
                                                                                                               75  (l)        11,407
Income before income taxes      9,232            241              692                                                          8,414
Income tax provision            3,717            106                3         484)  (c)      (59)(h)
                            ---------       --------         --------
                                                                                             232 (i)         (163) (m)         3,352
                                                                                                                         -----------
Net Income                  $   5,515       $    135         $    689                                                    $     5,062
                            =========       ========         ========                                                    ===========




(1) In anticipation of certain incremental business Chelsea began increasing its number of available staff during 1998. The planned incremental business did not materialize and, as a result, the number of unbilled or available consultants was higher than usual during the early months of 1999. In March through June 1999, when it became clear this incremental business would not materialize, Chelsea terminated the employment of about 70 excess consultants on staff. Chelsea's results of operations for the first six months of 1999 were unfavorably impacted by the cost of these unbilled consultants which is estimated about $2.3 million. This information is provided to supplement the historical results of operations and should not be considered for pro forma purposes.


            See notes to pro forma consolidated financial statements

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

BASIS OF PRESENTATION

    The following pro forma adjustments are based on available information and certain management estimates and assumptions. We believe that these adjustments provide a reasonable basis for presenting all of the significant effects of the Chelsea, Lexus and Lexstra, Gold Arrow, Pilot, MegaTech, Rice Cohen and Management Resources acquisitions and the May 1999 offering of senior subordinated debt and that the pro forma adjustments are properly applied in the unaudited pro forma consolidated financial statements.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET DATA AS OF JULY 4, 1999

    The accompanying unaudited pro forma consolidated balance sheet as of July 4, 1999 has been prepared to reflect the Chelsea acquisition for an aggregate purchase price of $19.9 million. Pro forma adjustments are made to reflect:

(a) The excess of acquisition cost over the fair value of net assets acquired (goodwill).

(b) Borrowings under our credit facility to complete the acquisition of Chelsea.

(c) The elimination of the shareholders' equity accounts of Chelsea.


ADJUSTMENTS TO PRO FORMA CONSOLIDATED INCOME STATEMENT DATA FOR THE FISCAL YEAR ENDED JANUARY 3, 1999

    The accompanying unaudited pro forma consolidated income statement for the fiscal year ended January 3, 1999 include the following adjustments to present results as if the Chelsea Acquisition, the Lexus and Lexstra Acquisitions, the MegaTech Acquisition, and the Gold Arrow, Pilot, Rice Cohen and Management Resources acquisitions (collectively, the "Other Acquisitions"), and the $30 million offering of senior subordinated debt in May 1999 had been consummated on December 29, 1997.

    CHELSEA ACQUISITION

(a) Record amortization of aggregate goodwill of $16.7 million resulting from the acquisition over an estimated useful life of 30 years.

(b) Record interest expense associated with borrowing of $19.9 million under our credit facility to finance the acquisition of Chelsea. An assumed annual interest rate of 8.25% is used based on the interest rates in effect at the date of the acquisition.

    The impact on interest expense of a 1/8 of 1% change in the interest rate related to our credit facility is about $25,000 on an annual basis.

(c) Record the income tax effect of the pro forma adjustments at an assumed effective income tax rate of 44% (the historical effective tax rate of Chelsea).

    LEXUS AND LEXSTRA ACQUISITIONS

(d) Reduce executive compensation expense to reflect contractual agreements negotiated in connection with the Acquisition.

(e) Record amortization of aggregate goodwill of $15.1 million resulting from the acquisitions over an estimated useful life of 30 years.

(f) Eliminate net interest expense related to the historical financing of the acquired businesses.

(g) Record interest expense associated with borrowing of $18.4 million under our credit facility used to finance the acquisition at an assumed annual interest rate of 7.19%, which is based on the interest rates in effect at the date of the acquisitions.

    The impact on interest expense of a 1/8 of 1% change in the interest rate related to our credit facility is about $28,000 on an annual basis.

(h) Record the income tax benefit resulting from the pro forma adjustments related to the acquisitions at an assumed effective income tax rate of 38%.

(i) Lexstra International, Inc. and Lexus Temporaries, Inc. had both elected to be taxed under Subchapter-S of the Internal Revenue Code, which provided that, in lieu of corporate income taxes, the stockholders were taxed individually on their pro rata share of taxable income. This adjustment is to record the assumed income tax provision that would have been incurred had Lexstra International, Inc. and Lexus Temporaries, Inc. been taxable corporations taxed at an assumed effective income tax rate of 38%.

    MEGATECH ACQUISITION

(j) Record the results of operations of Tooling Concepts, a division of Johnson Controls, Inc., transferred to MegaTech prior to our acquisition of MegaTech.

(k) Eliminate the results of operations of MegaTech Engineering GmbH, transferred from MegaTech prior to our acquisition of MegaTech.

(l) Adjust rental expense to reflect new contractual agreements negotiated in connection with the MegaTech Acquisition.

(m) Eliminate certain corporate costs for compensation expenses, corporate interest, aircraft charges and other costs, which relate to portions of the MegaTech business we did not acquire.

(n) Record amortization of the aggregate goodwill of $5.4 million resulting from the acquisition over an estimated useful life of 30 years.

(o) Eliminate costs associated with buildings not acquired with the MegaTech Acquisition.

(p) Eliminate net interest expense related to the historical financing of the acquired businesses.

(q) Record interest expense associated with borrowings of $15 million under our credit facility used to finance the acquisition at an assumed annual interest rate of 8.0%, which is based on the interest rates in effect at the date of the acquisition.

    The impact on interest expense of a 1/8 of 1% change in the interest rate related to our credit facility is about $19,000 on an annual basis.

(r) Eliminate the operating loss of EASi MegaTech Engineering LLC, an equity investee, which was not acquired, with the MegaTech Acquisition.

(s) Record the income tax benefit resulting from the pro forma adjustments related to the acquisition at an assumed effective income tax rate of 34%.

OTHER ACQUISITIONS

(t) Reduce executive compensation expense to reflect contractual agreements negotiated in connection with the Rice Cohen Acquisition.

(u) Record amortization of the aggregate goodwill of $20.9 million resulting from the Other Acquisitions over an estimated useful life of 30 years.

(v) Eliminate net interest expense related to the historical financing of the acquired businesses.

(w) Record interest expense associated with borrowings of $21.0 million under our credit facility used to finance the acquisitions at an assumed annual interest rate of 7.2%, which is based on the weighted average of the interest rates in effect at the dates of the acquisitions.

    The impact on interest expense of a 1/8 of 1% change in the interest rate related to our credit facility is about $17,000 on an annual basis.

(x) Record the income tax provision resulting from the pro forma adjustments related to the Pilot, Rice Cohen and Management Resources acquisitions at an assumed effective income tax rate of 34% and the Gold Arrow Acquisition at an assumed effective income tax rate of 53%.

(y) Adjust the historical income tax provisions related to the Pilot, Rice Cohen and Management Resources acquisitions to reflect an assumed effective income tax rate of 34% and the Gold Arrow Acquisition at an assumed effective income tax rate of 53%.

    $30 MILLION OFFERING OF SENIOR SUBORDINATED DEBT

(z) Record the reduction of interest expense associated with the use of $28.2 million of net proceeds to reduce amounts outstanding under our credit facility at an assumed interest rate of 7.1%, which is based on the weighted average of the interest rates in effect during the pro forma period.

(aa)Record interest expense associated with the notes at an annual interest rate of 11-3/8%.

    The impact on interest expense of a 1/8 of 1% change in the interest rate related to the notes is about $37,000 on an annual basis.

(ab)Record amortization of the costs associated with the offering of the notes.

(ac)Record the income tax benefit resulting from the pro forma adjustments related to the offering of the notes, at an assumed effective income tax rate of 34%.

ADJUSTMENTS TO PRO FORMA CONSOLIDATED INCOME STATEMENT FOR THE FISCAL SIX MONTHS ENDED JULY 4, 1999

    The accompanying unaudited pro forma consolidated income statement data for the fiscal six months ended July 4, 1999 include the adjustments below to present results as if the Chelsea Acquisition, the Rice Cohen and Management Resources acquisitions and the $30 million offering of senior subordinated debt had been consummated on December 29, 1997. The historical results of Lexus and Lexstra, Gold Arrow, Pilot and MegaTech, which were acquired prior to January 3, 1999, are included in the unaudited historical consolidated financial statements of MSXI as of and for the fiscal six months ended July 4, 1999.

    CHELSEA ACQUISITION

(a) Record amortization of aggregate goodwill of $16.7 million resulting from the acquisition over an estimated useful life of 30 years.

(b) Record interest expense associated with borrowing of $19.9 million under our credit facility used to finance the acquisition of Chelsea. An assumed annual interest rate of 8.25% is used based on the interest rates in effect at the date of the acquisition.

    The impact on interest expense of a 1/8 of 1% change in the interest rate related to our credit facility is about $25,000 on an annual basis.

(c) Record the income tax effect of the pro forma adjustments at an assumed effective income tax rate of 44% (the historical effective tax rate of Chelsea).

    RICE COHEN AND MANAGEMENT RESOURCES

(d) Reduce executive compensation expense to reflect contractual agreements negotiated in connection with the Rice Cohen Acquisition.

(e) Eliminate legal expenses directly attributable to the Rice Cohen
    Acquisition.

(f) Record amortization of the aggregate goodwill of $13.0 million resulting from the Acquisitions over an estimated useful life of 30 years.

(g) Record interest expense associated with borrowings of $13.7 million under our credit facility used to finance the acquisitions at an assumed annual interest rate of 6.7% which is based on the weighted average of the interest rates in effect at the dates of the acquisitions.

(h) Record the income tax benefit resulting from the pro forma adjustments related to the Rice Cohen and Management Resources acquisitions at an assumed effective income tax rate of 34%.

(i) Adjust the historical income tax provision related to the Rice Cohen and Management Resources acquisitions to reflect an assumed effective income tax rate of 34%.

    $30 MILLION OFFERING OF SENIOR SUBORDINATED DEBT

(j) Record the reduction of interest expense associated with the use of $28.2 million of net proceeds to reduce amounts outstanding under our credit facility at an assumed interest rate of 7.2%, which is based on the weighted average of the interest rates in effect during the pro forma period.

(k) Record interest expense associated with the notes at an annual interest rate of 11-3/8%.

(l) Record amortization of the costs associated with the offering of the notes.

(m) Record the income tax benefit resulting from the pro forma adjustments related to the offering of the notes, at an assumed effective income tax rate of 34%.

                                  Exhibit Index
                                  -------------


Exhibit No.                       Description
-----------                       -----------
10                                Purchase Agreement
